Index supplement to underlying supplement no. 8 - I dated April 22, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026 Registration Statement Nos. 333 - 293684 and 333 - 293684 - 01 Dated November 11, 2026 Rule 424(b)(3) J.P. Morgan Kronos US Equity (JPUSKRSP) Index November 2026

IMPORTANT INFORMATION The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any offering document, the offering document shall govern . USE OF HYPOTHETICAL BACKTESTED RETURNS Any backtested historical performance and weighting information included herein is hypothetical . The constituent may not have traded in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant differences between hypothetical backtested performance and actual subsequent performance . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment in notes referencing the Index . J . P . Morgan provides no assurance or guarantee that notes linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2026 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . 1

Executive summary J.P. Morgan Kronos US Equity (JPUSKRSP) Index  The J.P. Morgan Kronos US Equity (JPUSKRSP) Index (“the Index”) attempts to provide a dynamic exposure to the S&P 500 ® Price Index (“the S&P 500”) based on the following principles:  The Index does not reflect the reinvestment of dividends and is subject to a daily deduction of 0.35% per annum Strong historical performance around the turn of the month Historical price momentum ahead of index options’ expiry Historical mean reversion at month - end Note: Past performance is no guarantee of future performance. There can be no assurance that any strong performance, momentum, or mean - reversion will be observed regularly or at all in the future on the monthly cycle indicated by the Index 2

J.P. Morgan Kronos US Equity (JPUSKRSP) Index would have outperformed over a 70Y+ horizon Hypothetical backtested and actual performance HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE (JUL 1954 – OCT 2026) J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500® Price Index 1,000,000 100,000 10,000 1,000 100 10 1954 1957 1960 1963 1966 1969 1972 1975 1978 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008 2011 2014 2017 2020 2023 2026 HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE STATISTICS (JUL 1954 – OCT 2026) Maximum drawdown Annualized volatility Annualized return Index - 56.78% 15.98% 8.00% S&P 500 ® Price Index - 62.02% 18.95% 10.69% J.P. Morgan Kronos US Equity (JPUSKRSP) Index Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and the actual performance of the Index thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 3

J.P. Morgan Kronos family Chronology J.P. MORGAN KRONOS FAMILY TIMELINE Sep 2015 J.P. Morgan launches the J.P. Morgan Kronos U.S. Equity Aggregate Index (Series 2) (USD), adding turn - of - month effect Dec 2020 J.P. Morgan launches J.P. Morgan Kronos+ Index in U.S. structured investments market Jun 2013 J.P. Morgan launches initial J.P. Morgan Kronos U.S. Equity Aggregate Index (Series 1) (USD) Nov 2019 J.P. Morgan launches fund in Japan linked to the J . P . Morgan Kronos JPY Index (Series 1) June 2021 J.P. Morgan launches J.P. Morgan Kronos US Equity (JPUSKRSP) Index and J.P. Morgan Kronos ℠ US Equity (JPUSKRSE) Excess Return Index 4

The turn - of - month effect Index design principles  Historically, the S&P 500’s performance has been better the first few and last few days of the month than for the rest. Some have attributed this to:  month - end portfolio adjustments by institutions  distributions from pensions and other retirement accounts that are immediately reinvested  monthly investments by retail mutual fund investors through Systematic Investment Plans  However, other factors may be responsible for this effect — there can be no assurance that any factor will persist or cause this effect in the future. HISTORICAL RETURN STATISTICS BY DAY - OF - MONTH FOR THE S&P 500 ® PRICE INDEX (JUL 1954 – DEC 2025) Last 2 trading days of the month Middle of the month First 4 trading days of the month 16.75% 5.56% 18.73% Annualized return 54% 53% 55% % of daily returns that are positive Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index and any dividends on its underlying components from December 21, 1987 through December 31, 2025. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS . 5

Momentum into monthly options expiry S&P 500 ® INDEX COMPOUND AVERAGE RETURN ON DAYS NEAR MONTHLY OPTIONS EXPIRY DATES (JUL 1983 – DEC 2025) 0.15% Average daily returns for months in which the momentum signal was positive 0.10% 0.08% Average daily returns for months in which the momentum signal was negative 0.07% 0.05% 0.02% 0.00% - 0.05% - 0.10% - 0.08% - 0.08% - 0.11% - 0.15% - 0.15% - 0.16% - 0.20% - 0.25% 2 days before 1 days before Options expiry 1 day after  Historically, the S&P 500’s return has exhibited momentum in the third week of the month (prior to the scheduled monthly options expiry): this week’s return is on average approximately 11% of the return in the prior three weeks 1  Since this effect is only visible in the data since 1983, when the CBOE first listed S&P 500 ® index options, some have theorized this could be due to systematic call overwriting  However, other factors may be responsible for this effect — there can be no assurance that any factor will persist or cause this effect in the future. Source: J.P. Morgan. “Average daily returns for months in which the momentum signal was positive” are compound average daily returns of the S&P 500 ® Price Index on the specified days in months in which the S&P 500 ® Price Index return during the period from the trading day following the prior options expiry to the 4 th trading day prior to the options expiry (the “relevant period”) is positive; “Average daily returns for months in which the momentum signal was negative” are compound average daily returns of the S&P 500 ® Price Index on the specified days in months in which the S&P 500 ® Price Index return during the period from the trading day following the prior options expiry to the 4 th trading day prior to the options expiry (the “relevant period”) is negative. 1 Specifically, the least - squares regression from July 1983 to July 2021 of the trailing 4 - trading day return as of the Monday following the third (3rd) Friday of the month (or if such Monday is a holiday, the prior trading day) against the return from the Monday following the third (3rd) Friday of the prior month to the trading day that is 5 trading days before the Monday following the third (3rd) Friday, has a slope of 11% and an intercept of 0%. Hypothetical or simulated performance results have certain inherent limitations. No representation is made that profits or losses similar to those which may be shown herein will be achieved. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS . It is not possible to invest directly in an Index. 6

Mean reversion into month - end Index design principles  Historically, the S&P 500’s return has exhibited mean reversion in the last week of the month: this week’s return is on average approximately - 12% of the return in the prior weeks 2  Some theories speculate this might be due to month - end rebalancing flows from institutional investors targeting fixed portfolio weights  However, other factors may be responsible for this effect — there can be no assurance that any factor will persist or cause this effect in the future. S&P 500 closing price is higher 150% leveraged long S&P 500 S&P 500 closing price on the prior month - end S&P 500 closing price is lower 50% long S&P 500 2 Specifically, the least - squares regression from July 1954 to December 2020 of the trailing 6 - trading day return as of month - end against the return from the prior month - end to the trading day that is 6 trading days before month - end, has a slope of - 12% and an intercept of 0%. 7

Index construction J.P. Morgan Kronos US Equity (JPUSKRSP) Index Turn - of - month  For the first 4 trading days of each month, the Index provides a 150% leveraged long exposure to the S&P 500 Options expiry  Three trading days before the 3 rd Friday of the month (the customary monthly S&P 500 index options expiry), if the prior day’s S&P 500 level is:  Above its last closing price after the prior expiry, then the Index provides a 150% leveraged long exposure to the S&P 500 through the close of the first trading day following the 3 rd Friday of the month  Below its last closing price after the prior expiry, then the Index allocates to 50% long exposure to the S&P 500  The Index reverts this allocation at the close of the first trading day following such 3 rd Friday Month - end  Six trading days before the last trading day of the month, if the prior day’s S&P 500 level is:  Above its closing price on the prior month - end, then the Index allocates 50% long exposure to the S&P 500 until close of the day 2 days prior to month - end, then provides 100% (unleveraged) exposure to the S&P 500 (due to overlap with the turn - of - month)  Below its closing price on the prior month - end, the Index provides a 150% leveraged long exposure to the S&P 500  At month - end, the Index rebalances into (or maintains) its 150% leveraged start - of - month allocation Rest of the month  Otherwise, the Index provides 100% (unleveraged) exposure to the S&P 500  The Index is subject to a daily deduction of 0.35% per annum, even when the Index provides 50% exposure to the S&P 500. The notional financing cost is deducted only when 150% long exposure is provided 8

Example Month – Index Construction HISTORICAL BACKTESTED EXPOSURE (DEC 2018 – JAN 2019) J.P. Morgan Kronos US Equity (JPUSKRSP®) Index exposure S&P 500® Price Index J.P. Morgan Kronos US Equity (JPUSKRSP®) Index Turn - of - month: 150% exposure Momentum: SPX price above previous month’s option expiry, 150% market exposure 150% Market Exposure 100% Market Exposure Mean reversion: SPX price above previous month’s close, 50% market exposure 50% Market Exposure 12/31 1/2 1/3 1/4 1/7 1/8 1/9 1/10 1/11 1/14 1/15 1/16 1/17 1/18 1/22 1/23 1/24 1/25 1/28 1/29 1/30 Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through Jun 11, 2021 and the actual performance of the Index thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 9

Its outperformance has been most pronounced in the past 20 years Hypothetical backtested and actual performance HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE (JUL 2001 – OCT 2026) Live J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500® Price Index S&P 500® Total Return Index 10,000 1,000 100 10 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE STATISTICS (JUL 2001 – OCT 2026) All Hist. ann. 10Y ann. 5Y ann. 3Y ann. 1Y ann. Index 7.46% 13.54% 10.47% 22.05% 11.11% S&P 500 ® Price Index Return 19.02% 18.13% 16.98% 14.89% 12.78% Volatility 9.47% 15.42% 12.05% 23.65% 12.41% S&P 500 ® Total Return Index Return 19.01% 18.13% 16.98% 14.89% 12.78% Volatility 12.14% 16.87% 6.38% 18.25% 10.50% J.P. Morgan Kronos US Equity (JPUSKRSP) Index Return 22.43% 21.26% 20.06% 17.92% 15.67% Volatility Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. Volatility is defined as the annualized standard deviation of daily logarithmic returns over the time period above. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 10

Its outperformance has been most reliable in the past 10 years Hypothetical backtested and actual performance RELATIVE BACKTESTED PERFORMANCE BY HOLDING PERIOD (JUL 1954 – DEC 2025) … in past 5Y … in past 10Y … in past 20Y … in past 30Y … in past 50Y … since inception 1Y holding periods ending… 1260 2519 5035 7551 12606 17738 Number of periods 15.44% 12.49% 9.85% 9.93% 10.16% 8.88% Average S&P 500 return 16.13% 17.37% 15.15% 14.90% 14.02% 12.09% Average JPUSKRSP Index backtested return 40.32% 70.11% 73.58% 75.88% 66.29% 65.10% % of periods in which JPUSKRSP Index outperformed 10.80% 9.58% 9.04% 8.39% 8.18% 7.23% Average outperformance - 6.14% - 6.13% - 5.14% - 5.83% - 4.64% - 4.30% Average underperformance 3Y holding periods ending… 1260 2519 5035 7551 12606 17234 Number of periods 42.26% 36.99% 29.47% 32.13% 31.26% 26.99% Average S&P 500 return 63.81% 58.15% 51.56% 49.97% 45.70% 39.36% Average JPUSKRSP Index return 53.89% 75.86% 83.73% 76.78% 64.89% 63.67% % of periods in which JPUSKRSP Index outperformed 50.76% 31.74% 28.22% 26.05% 27.18% 24.07% Average outperformance - 12.59% - 12.08% - 9.45% - 9.32% - 9.08% - 8.14% Average underperformance 5Y holding periods ending… 1259 2518 5034 7550 12605 16729 Number of periods 81.92% 72.81% 50.67% 58.36% 55.64% 49.17% Average S&P 500 return 146.84% 125.64% 98.70% 93.25% 85.86% 74.79% Average JPUSKRSP Index return 84.75% 92.37% 96.19% 84.16% 70.38% 66.79% % of periods in which JPUSKRSP Index outperformed 79.19% 58.38% 50.51% 44.28% 48.22% 43.78% Average outperformance - 14.36% - 14.36% - 14.36% - 14.99% - 12.54% - 10.91% Average underperformance Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 11

Its outperformance has been most reliable in the past 10 years Hypothetical backtested and actual performance RELATIVE BACKTESTED PERFORMANCE BY HOLDING PERIOD (JAN 1988 – DEC 2025) … in past 5Y … in past 10Y … in past 20Y … in past 30Y 1Y holding periods ending… 1259 2518 5034 7550 Number of periods 17.22% 14.50% 12.00% 11.99% Average S&P 500 Total Return Index return 16.14% 17.37% 15.15% 14.90% Average JPUSKRSP Index backtested return 34.23% 57.63% 62.97% 66.24% % of periods in which JPUSKRSP Index outperformed 10.56% 9.22% 8.09% 7.32% Average outperformance - 7.14% - 5.77% - 5.24% - 5.74% Average underperformance 3Y holding periods ending… 1260 2519 5035 7551 Number of periods 49.45% 44.77% 37.26% 39.92% Average S&P 500 Total Return Index return 63.83% 58.16% 51.57% 49.98% Average JPUSKRSP Index return 48.41% 62.68% 70.80% 64.39% % of periods in which JPUSKRSP Index outperformed 48.31% 29.24% 24.29% 22.68% Average outperformance - 17.46% - 13.23% - 9.91% - 12.77% Average underperformance 5Y holding periods ending… 1260 2519 5035 7551 Number of periods 98.27% 90.02% 66.17% 74.74% Average S&P 500 Total Return Index return 146.76% 125.61% 98.69% 93.24% Average JPUSKRSP Index return 84.52% 88.45% 90.13% 74.33% % of periods in which JPUSKRSP Index outperformed 62.77% 42.95% 37.50% 35.02% Average outperformance - 29.43% - 20.76% - 12.92% - 29.31% Average underperformance Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 12

The Index would have delivered positive performance in 3 out of the last 5 S&P 500 down years Hypothetical backtested and actual performance ANNUAL BACKTESTED INDEX PERFORMANCE COMPARISON (1958 – 2025) J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500 ® Total Return Index S&P 500 ® Price Index Year 15.51% 8.48% 1959 - 3.59% - 2.97% 1960 33.04% 23.13% 1961 - 12.06% - 11.81% 1962 22.05% 18.89% 1963 15.55% 12.97% 1964 7.82% 9.06% 1965 - 15.82% - 13.09% 1966 22.49% 20.09% 1967 5.91% 7.66% 1968 - 15.46% - 11.36% 1969 - 4.47% 0.10% 1970 15.35% 10.79% 1971 16.02% 15.63% 1972 - 15.12% - 17.37% 1973 - 37.24% - 29.72% 1974 25.40% 31.55% 1975 19.21% 19.15% 1976 - 9.44% - 11.50% 1977 - 1.30% 1.06% 1978 12.81% 12.31% 1979 27.75% 25.77% 1980 J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500 ® Total Return Index S&P 500 ® Price Index Year - 14.21% - 9.73% 1981 15.53% 14.76% 1982 25.05% 17.27% 1983 4.08% 1.40% 1984 30.14% 26.33% 1985 14.55% 14.62% 1986 35.55% 2.03% 1987 31.03% 12.40% 1988 25.87% 31.69% 27.25% 1989 - 3.83% - 3.10% - 6.56% 1990 17.17% 30.47% 26.31% 1991 0.50% 7.62% 4.46% 1992 5.14% 10.08% 7.06% 1993 - 8.43% 1.32% - 1.54% 1994 36.93% 37.58% 34.11% 1995 25.53% 22.96% 20.26% 1996 36.29% 33.36% 31.01% 1997 13.16% 28.58% 26.67% 1998 19.15% 21.04% 19.53% 1999 - 5.60% - 9.10% - 10.14% 2000 - 0.10% - 11.89% - 13.04% 2001 - 12.19% - 22.10% - 23.37% 2002 J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500 ® Total Return Index S&P 500 ® Price Index Year 28.50% 28.68% 26.38% 2003 16.89% 10.88% 8.99% 2004 9.95% 4.91% 3.00% 2005 16.71% 15.79% 13.62% 2006 10.25% 5.49% 3.53% 2007 - 46.34% - 37.00% - 38.49% 2008 36.86% 26.46% 23.45% 2009 28.48% 15.06% 12.78% 2010 10.34% 2.11% 0.00% 2011 18.74% 16.00% 13.40% 2012 43.53% 32.39% 29.60% 2013 7.25% 13.69% 11.39% 2014 3.93% 1.38% - 0.73% 2015 10.69% 11.96% 9.54% 2016 23.59% 21.83% 19.42% 2017 3.42% - 4.38% - 6.24% 2018 32.25% 31.49% 28.88% 2019 53.87% 18.40% 16.26% 2020 34.66% 28.71% 26.89% 2021 - 28.46% - 18.11% - 19.44% 2022 28.43% 26.29% 24.23% 2023 17.12% 25.02% 23.31% 2024 9.45% 17.88% 16.39% 2025 Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through December 31, 2025. S&P 500 ® Total Return Index annual returns only provided from 1989, as the index was launched on Sep 11, 1989 with backtesting back to Jan 4, 1988. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated return 13

The Index would have generated strong returns on an absolute basis Hypothetical backtested and actual performance HYPOTHETICAL BACKTESTED AND ACTUAL MONTHLY AND ANNUAL RETURNS (JAN 2000 – OCT 2026) Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan - 5.60% 1.76% - 7.78% - 1.12% - 5.13% 7.57% - 0.87% 4.10% - 5.51% - 3.23% 14.99% 1.49% - 9.46% 2000 - 0.10% 1.30% 11.30% 3.07% - 6.40% - 8.71% - 0.78% - 0.64% 5.28% 8.94% - 3.14% - 9.79% 1.84% 2001 - 12.19% - 8.85% 6.87% 9.57% - 11.79% 3.27% 2.72% - 7.77% - 0.98% - 7.56% 6.75% - 2.78% 0.33% 2002 28.50% 5.67% 0.91% 6.43% 0.38% 1.33% 1.92% 1.41% 3.15% 10.16% 1.01% - 1.46% - 4.78% 2003 16.89% 3.37% 4.75% 3.26% 1.54% - 1.05% - 3.61% 1.81% 2.73% - 1.97% 0.86% 0.52% 3.83% 2004 9.95% 0.29% 4.99% - 3.18% 1.79% - 0.98% 3.36% 1.20% 4.14% - 0.27% - 1.49% 1.69% - 1.69% 2005 16.71% 1.91% 2.50% 4.20% 1.59% 2.20% 0.69% - 0.03% - 1.67% 1.84% 1.19% - 1.09% 2.36% 2006 10.25% 0.28% - 1.71% 1.73% 2.48% 1.01% 0.07% - 4.11% 5.02% 5.07% 0.34% - 1.06% 1.05% 2007 - 46.34% - 2.96% - 5.57% - 18.24% - 11.94% 1.43% - 4.45% - 8.76% 3.03% 3.75% - 4.61% - 5.98% - 4.05% 2008 36.86% 2.13% 6.25% 1.37% 4.33% 5.39% 7.61% - 1.26% 8.66% 10.45% 7.63% - 13.27% - 4.95% 2009 28.48% 8.55% 2.55% 5.06% 11.23% - 5.71% 8.94% - 5.69% - 7.90% 2.75% 7.05% 1.82% - 1.16% 2010 10.34% 0.98% 4.37% 9.73% - 6.74% - 4.37% 0.16% - 2.52% - 1.86% 4.10% 0.06% 5.00% 2.07% 2011 18.74% 0.79% 1.27% - 0.62% 4.40% 2.70% - 0.83% 3.07% - 7.00% 0.39% 2.28% 5.51% 6.03% 2012 43.53% 0.05% 3.25% 5.34% 3.89% - 2.13% 6.56% 1.23% 3.38% 2.20% 4.29% 2.44% 6.55% 2013 7.25% - 3.16% 2.74% 3.10% - 1.31% 2.26% - 0.67% 3.00% 2.24% - 0.60% 1.21% 3.89% - 5.24% 2014 3.93% - 0.88% 1.20% 9.71% - 4.85% - 1.86% 1.77% - 2.52% 1.66% 0.76% - 1.53% 7.01% - 5.54% 2015 10.69% 2.24% 2.70% - 2.76% - 0.30% - 0.12% 3.82% 0.80% 2.19% - 0.46% 9.17% - 2.00% - 4.42% 2016 23.59% 1.02% 2.60% 2.62% 1.77% 1.46% 2.06% 0.95% 1.44% 0.68% 0.68% 4.25% 1.88% 2017 3.42% - 7.20% 5.21% - 6.85% 0.54% 2.89% 4.06% 2.36% 3.48% 1.40% - 1.58% - 7.23% 7.70% 2018 32.25% 2.63% 3.99% 0.88% 2.57% - 3.45% 1.49% 9.82% - 8.68% 4.15% 3.15% 3.92% 9.15% 2019 53.87% 4.21% 13.25% - 1.35% - 2.56% 7.51% 6.75% 4.66% 3.68% 12.59% 0.70% - 5.12% 1.26% 2020 34.66% 4.31% 0.85% 9.18% - 4.86% 3.28% 1.23% 1.71% 1.69% 6.25% 2.54% 3.77% 0.80% 2021 - 28.46% - 10.62% 3.18% 8.99% - 10.90% - 4.84% 10.54% - 8.61% 4.55% - 12.37% - 1.19% - 1.55% - 6.76% 2022 28.43% 4.29% 11.42% - 1.13% - 6.20% - 1.86% 2.41% 7.99% - 2.22% 2.04% 6.06% - 2.62% 6.56% 2023 17.12% - 3.71% 5.90% - 1.12% 0.03% - 2.19% 1.93% 3.83% 7.22% - 4.65% 3.06% 5.47% 0.94% 2024 9.45% 0.19% 0.02% 0.85% 4.68% 1.04% 2.70% 3.57% 6.74% - 1.37% - 9.31% - 1.01% 1.85% 2025 9.98% - 1.20% - 0.86% 3.38% - 0.39% - 1.56% 5.60% 12.19% - 4.97% - 1.76% 0.13% 2026 Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 14

Selected risks associated with the Index Our affiliate, J.P. Morgan Securities plc (“JPMS plc”), is the sponsor and calculation agent of the Index and may adjust the Index in a way that affects its level — Policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment. JPMS plc may have interests adverse to your interests as an investor in notes linked to the Index, and JPMS plc is under no obligation to consider your interests. The level of the Index will include the deduction of a fee of 0.35% per annum and, in some circumstances, a notional financing cost based on the Effective Federal Funds Rate — This index fee and, when the exposure to the S&P 500 Index (the “Constituent”) is leveraged, the notional financing cost will be deducted daily. As a result of the deduction of this index fee and, when applicable, the notional financing cost, the level of the Index will trail the value of a hypothetical identically constituted synthetic portfolio from which no such fee or cost is deducted, assuming that the rates underlying the notional financing cost remain positive. JPMorgan Chase & Co. is currently one of the companies that make up the Constituent — JPMC will not, however, have any obligation to consider your interests in taking any corporate action that might affect the level of the Constituent. There are risks associated with the Index’s turn - of - month strategy — No assurance can be given that the turn - of - the - month strategy will be successful or that it will outperform any alternative strategy. There are risks associated with the Index’s option expiry momentum strategy — No assurance can be given that the options expiry momentum strategy will be successful or that it will outperform any alternative strategy. There are risks associated with the Index’s mean reversion strategy — No assurance can be given that the month - end mean reversion strategy will be successful or that it will outperform any alternative strategy. The Index’s strategies are applied during only a portion of each month — Each of the Index’s strategies is implemented over only a limited number of days in a calendar month as described above. Outside of these limited number of days, the Index will track 100% of the performance of the Constituent (subject to the deduction of the index fee) and will not benefit from the application of any strategy. The Index may underperform the Constituent due to the limited application of the strategies along with the deduction of the index fee and, when applicable, the notional financing cost. 15

Selected risks associated with the Index The Index may be adversely affected by an overlap between its turn - of - the - month strategy and its month - end mean reversion strategy — During the final two Index Business Days of each month, the turn - of - the - month strategy and the month - end mean revision strategy are both applicable, subject to a maximum exposure to the Constituent of 150%. As a result, the exposure to the Constituent may be higher or lower than would have been the case had only one of those strategies been applied and the performance of the Index may be worse than if only one strategy were applied or no maximum exposure limit were applied. The Index may be significantly uninvested in the Constituent — The level of the Constituent may increase significantly while the exposure of the Index to the Constituent is 50%, but the Index will benefit from only 50% of any such increase. The index fee is deducted daily at a rate of 0.35% per annum, even when the Index provides only 50% exposure to the Constituent. The Constituent of the Index may be replaced by a substitute index in certain extraordinary events — Changing a Constituent may affect the performance of the Index, and therefore, the return on an investment, as the replacement Constituent may perform significantly better or worse than the original Constituent. The notional cash return will be negatively affected if the underlying interest rate is negative — If the Effective Federal Funds Rate becomes negative, when the exposure to the Constituent is 0%, the notional cash return will have a negative effect on the performance of the Index and therefore the value of the notes. Other key risks:  The Index, which was established on June 11, 2021, has a limited operating history and may perform in unanticipated ways.  The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  The Index may not be successful or outperform any alternative strategy that might be employed in respect of the Constituents.  The Effective Federal Funds Rate is affected by a number of factors and may be volatile.  The method pursuant to which the Effective Federal Funds Rate is determined may change, and any such change may adversely affect the value of notes linked to the Index. The risks identified above are not exhaustive. You should also carefully review the related “Risk Factors” section in the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. 16

Disclaimers The Index is not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw - Hill Companies, Inc., (“ S&P ”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to any investor in an instrument linked to the Index or any member of the public regarding the advisability of investing in securities generally or in financial instruments linked to the Index particularly or the ability of the S&P 500 ® Price Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P 500 ® Price Index which is determined, composed and calculated by S&P or its third party licensors without regard to JPMorgan Chase & Co., the Index or any instruments linked to the Index. S&P and its third party licensors have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the instruments or counterparties to transactions linked to the Index into consideration in determining, composing or calculating the S&P 500 ® Price Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the timing of issuance or sale, prices, or quantities of instruments or transactions linked to the Index or in the determination or calculation of the Index Level or equation by which any instruments or transactions linked to any Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the any instrument or transaction linked to the Index. NEITHER S&P AND ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 ® PRICE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500 ® PRICE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. “Standard & Poor’s,” “S&P” and “S&P 500” are trademarks of Standard & Poor’s and have been licensed for use by J.P. Morgan Securities LLC and sub - licensed for use by JPMorgan Chase & Co. 17